SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

April 4, 2006

Date of Report (Date of earliest event reported)

PMC-SIERRA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-19084	94-2925073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3975 Freedom Circle

Santa Clara, CA 95054

(Address of Principal Executive Offices) (Zip Code)

(408) 239-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On April 4, 2006, PMC-Sierra, Inc., a Delaware corporation (“PMC” or the “Company”) and a newly formed direct wholly-owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Passave, Inc., a Delaware corporation (“Passave”), and a representative of certain securityholders of Passave. The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, PMC will acquire Passave by Merger Sub merging with and into Passave, with Passave continuing as the surviving corporation and a wholly-owned subsidiary of PMC (the “Merger”).

Merger Agreement

At the effective time and as a result of the Merger, each issued and outstanding share of Passave capital stock immediately prior to the effective time of the Merger (after giving effect to the conversion of all issued and outstanding Passave preferred stock and warrants) will be canceled and extinguished and automatically converted into the right to receive shares of PMC common stock based upon an exchange ratio set forth in the Merger Agreement. PMC has agreed to acquire all of the capital stock of Passave in exchange for approximately $300 million paid in the form of PMC common stock, which amount is subject to adjustment at and after the effective time based on certain expense and balance sheet items as set forth in Passave’s financial statements immediately prior to the effective time (the “Merger Consideration”). The price of one share of common stock of PMC to be used for purposes of determining the aggregate number of shares of common stock issuable to Passave securityholders will be $12.33 (the “Average Signing Price”), subject to a collar adjustment. The collar adjustment provides that the Average Signing Price shall be either increased or decreased by the amount which the average trading price of PMC’s common stock for the five consecutive trading days ending two trading days immediately prior to the effective time is greater or less than the Average Signing Price, up to a maximum increase of $14.39 or a maximum decrease of $10.27.

An amount equal to approximately 10% of the Merger Consideration, subject to certain adjustments, will be deposited at closing into escrow as a fund for payment of indemnification claims that may be made by PMC under the Merger Agreement. PMC and the securityholders of Passave have agreed to indemnify the other for, among other things, breaches of representations, warranties and covenants of PMC and Passave in the Merger Agreement.

Consummation of the Merger is subject to customary conditions, including (i) absence of any law or order prohibiting the consummation of the Merger, (ii) consent of the Merger and the transactions contemplated in the Merger Agreement by applicable government authorities, including Israeli governmental authorities, (iii) the absence of any material adverse effect on PMC or Passave. The Merger Agreement and the Merger were approved by the requisite vote of Passave stockholders at the execution of the Merger Agreement.

A copy of the Merger Agreement is attached as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

Consent and Indemnity Agreement

Concurrently with the execution of this Merger Agreement, certain securityholders of Passave representing over 98% of Passave’s outstanding capital stock (the “Principal Stockholders”) entered into a Consent and Indemnity Agreement with PMC, pursuant to which the Principal Stockholders consented to the Merger and the transactions contemplated in the Merger Agreement and also agreed, among other things, to indemnify PMC for losses that may arise out of breaches of the representations, warranties, and covenants made by Passave in the Merger Agreement. Indemnification for most breaches is limited by cap of approximately $30,000,000.

A copy of the Consent and Indemnity Agreement is attached as Exhibit 2.2 and is incorporated herein by reference. The foregoing description of the Consent and Indemnity Agreement is qualified in its entirety by reference to the full text of the Consent and Indemnity Agreement.

ITEM 3.02. Unregistered Sales of Unregistered Securities.

Pursuant to the Merger Agreement, which PMC entered into on April 4, 2006, PMC will acquire the capital stock of Passave from its stockholders in exchange for approximately 24,330,900 shares of PMC common stock. The precise number of shares that PMC will issue is subject to certain adjustments and a collar, as described above in Item 1.01. No underwriter or placement agent is being used in connection with this transaction. The issuance of the common stock to be issued in this transaction will be exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, or Regulation D thereunder, as a transaction by an issuer not involving a public offering.

ITEM 7.01. Regulation FD Disclosure.

The Company held a conference call open to the public on April 4, 2006 to discuss the acquisition. During the call, the Company made forward-looking statements relating to growth in the Fiber To The Home (FTTH) and Passive Optical Networking (PON) markets, particularly in Korea, China and North America; when the acquisition is expected to close; Passave’s expected revenue, gross margins, and operating income during 2006 as part of the Company; the number of the Company’s shares to be issued in the acquisition; and the acquisition’s effect at different times on the Company’s earnings per share. In addition, during the call the Company made forward-looking statements about its financial results for the first quarter of 2006 and its backlog at the end of the first quarter. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied in the forward-looking statements. The Company does not undertake any obligation to update the forward-looking statements.

Projected market growth in FTTH depends upon many factors, including service provider capital expenditures, consumer adoption of FTTH-based services and government policy. The timing of developments in the North American PON market is less certain than in Asian markets.

The acquisition’s closing date depends on Israeli government approvals and other customary conditions.

Whether and when the acquisition becomes accretive depends on growth in both Passave’s and the Company’s business and the number of shares issued in the acquisition, which depends on operation of the collar adjustment described above. Projections for Passave’s business as part of the Company in 2006 are based in part on Passave’s internal projections, which the Company cannot assure will be achieved. Projections for Passave’s tax rates assume continued tax incentives from the State of Israel. Both companies’ future financial results can be affected by a wide range of risks detailed in the Company’s Securities and Exchange Commission filings, including changes in semiconductor market conditions, demand for semiconductor products, the level of orders that are placed and shipped within the quarter, the impact of competitive products and pricing, and technological and product development risks.

The Company expects that the acquisition will result in the recording and later amortization of intangible assets and deferred tax liabilities, as well as additional integration charges, which will negatively impact PMC’s results of operations and may result in the acquisition being dilutive to existing stockholders on a GAAP basis.

The Company is in the process of closing its financial records for the first quarter, and has not yet reviewed those results internally or with external advisors. The Company’s financial results during each quarter of 2006 will include costs and charges relating to this acquisition, if completed, and the acquisition of the storage semiconductor business of Avago completed in the first quarter.

The Company’s backlog is not a reliable indicator of revenues to be generated in the following quarter or at any time, since orders can be cancelled or delayed.

In addition to the risks the Company generally faces in connection with acquisitions, including difficulties in assimilating and integrating the operations, personnel, technologies, products and information systems of acquired businesses, there are several risks that the Company faces in connection with this particular acquisition, including Passave’s dependence on its key employees and on a small number of customers, delays in carrier deployment of FTTH, management of personnel in Israel. If PMC fails to successfully address these integration and other challenges in a timely manner, or at all, it may not realize the anticipated benefits or synergies of the acquisition to the extent, or in the time frame, anticipated. Even if the acquired business is successfully integrated, the Company may not receive the expected benefits of the acquisition, which are based on forecasts that are subject to numerous assumptions, which may prove to be inaccurate. Any one of these integration challenges or any combination thereof could adversely affect PMC’s results of operations.

ITEM 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

2.1	Merger Agreement dated April 4, 2006.

2.2	Consent and Indemnity Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, PMC has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMC-SIERRA, INC. (Registrant)

Date:	April 10, 2006	By:	/s/ Alan F. Krock
Alan F. Krock Vice President Chief Financial Officer and Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Merger Agreement dated April 4, 2006.

2.2	Consent and Indemnity Agreement.

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